UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 27, 2012

UNITED STATES LIME & MINERALS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-4197	75-0789226
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5429 LBJ FREEWAY, SUITE 230, DALLAS, TEXAS	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 991-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company’s Annual Meeting of Shareholders was held on April 27, 2012 in Dallas, Texas.  The shareholders voted on three proposals as described in the Company’s Proxy Statement dated March 28, 2012.  The voting results for these proposals were as follows:

Proposal 1

The following six directors were elected to serve until the 2013 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified as set forth below:

Directors	FOR	WITHHELD	BROKER NON- VOTES
Timothy W. Byrne	4,857,880	266,759	1,123,286
Richard W. Cardin	5,086,222	38,417	1,123,286
Antoine M. Doumet	4,836,741	287,898	1,123,286
Billy R. Hughes	4,847,841	276,798	1,123,286
Wallace G. Irmscher	5,092,742	31,897	1,123,286
Edward A. Odishaw	5,075,742	48,897	1,123,286

Proposal 2

Shareholders approved, on an advisory non-binding basis, the compensation of the Company’s named executive officers as set forth below:

			BROKER NON-
FOR	AGAINST	ABSTAIN	VOTES
5,002,101	47,764	74,774	1,123,286

Based on the recommendations of the Company’s Board of Directors and its Compensation Committee to hold annual advisory votes on executive compensation and the vote of the shareholders, the Company has decided to include a shareholder vote on executive compensation in its proxy materials annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, United States Lime & Minerals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2012	UNITED STATES LIME & MINERALS, INC.

	By:	/s/ M. Michael Owens
M. Michael Owens, Vice President and
Chief Financial Officer